                                                                   EXHIBIT 10.26


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "***".

                         DISTRIBUTION SERVICES AGREEMENT

THIS DISTRIBUTION SERVICES AGREEMENT ("Agreement") is made as of December 17, 2001 by and between Rolls-Royce Corporation, a corporation with its principal place of business in Indianapolis, Indiana (the "Company"), and Aviall Services, Inc. (the "Service Provider").

                                    RECITALS

         A. The Company is engaged in the business of designing, manufacturing, distributing, marketing and selling the Products (as herein defined).

         B. The Service Provider has submitted Proposals dated March 12, 2001 and April 30, 2001 ("Proposals") to the Company to become the exclusive Service Provider of the Company's Model T56 Products, as hereinafter defined.

         C. The Company has relied upon Service Provider's proposals in appointing the Service Provider under the terms and conditions of the Agreement.

         D. Service Provider has relied upon data and information supplied by the Company in making its Proposals and entering into this Agreement.

         E. The Company therefore desires to appoint the Service Provider as its Service Provider to sell, market and otherwise distribute the Products in the Territory (as herein defined) as of January 1, 2002 (the "Commencement Date"), and the Service Provider desires to be so appointed by the Company, all upon the terms and conditions set forth in this Agreement.

         F. As used in this Agreement, "Products" mean all Rolls-Royce T56 and 501D parts, modules, and all related technical publications, and all 501K parts that are common with the 501D or T56 engines which, during the Term of this Agreement are placed on the Company's price list, now or hereafter manufactured, marketed, produced, re-manufactured or refurbished by Company. The current list of Products is identified on Exhibit A attached hereto.

         G.       As used in the Agreement, "Territory" means the entire world.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 2


                                   AGREEMENTS

NOW, THEREFORE, in consideration of the payment by check by Service Provider to Company of Twenty Million ($20,000,000) dollars on or before December 28, 2001 and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Appointment of Service Provider. Subject to Section 2 hereof, effective the "Commencement Date", the Company hereby appoints the Service Provider as its exclusive Service Provider for each of the Products in the Territory, and the Service Provider hereby accepts such appointment, all upon the terms and conditions set forth in this Agreement.

         2.       Reserved Rights.

                  (a) Notwithstanding anything to the contrary contained herein, the Company expressly reserves the right to sell Products directly (i) to any airframe original equipment manufacturer solely for installation on new airframes, or (ii) to customers requesting normal levels of spare modules and parts sold together with new T56 engines.

                  (b) The Company reserves the right to complement the Service Provider's marketing efforts and will maintain relationships with existing customers. In order to fulfill certain contracting requirements of governmental entities, the Company may be required to directly negotiate sales terms with such customers. In such circumstances, the Service Provider shall honor the terms and conditions of such contracts as required by the government customer and in accordance with Exhibits G and N.

                  (c) Notwithstanding anything herein to the contrary, Company shall have the right to contract with a third party to perform any marketing or promotional service with respect to its business generally, including the Products; provided that such activities do not involve the sale or distribution of Products. In the event the Company contracts with a third party to perform any such service, Service Provider shall cooperate in good faith with the Company and any such third party, to the extent reasonably requested by the Company; provided that Service Provider shall not be required to undertake any duty to perform services beyond those falling within its obligations under this Agreement. Nothing herein shall restrict any affiliate of the Company from performing any aftermarket activities involving the T56 engine except that Rolls-Royce Engine Services Oakland

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 3

                           (RR ESO) shall sell repaired parts only to the Service Provider and will not competitively market repaired parts as part of its service and overhaul functions.

                  (d) The Company is participating in a program with the United States Air Force in which the USAF turned over numerous surplus power sections and complete engines to Company. In exchange for this surplus material, the Company is obligated to upgrade and deliver to USAF twenty (20) engines. RR ESO is storing the surplus material and providing the labor to upgrade the engines. The Company is providing RR ESO, at no charge, twenty upgrade kits and associated hardware, for these engines. The Company retains the right to ship this Product at no charge to RR ESO.

         3. The Service Provider's Obligations. The Service Provider shall:

                  (a) use reasonable efforts to establish and maintain an effective sales force and to promote sales of the Products throughout the Territory. In addition, Service Provider shall appoint a technically qualified Product Manager and an experienced Inventory Planner, each of whom shall be dedicated exclusively to the Products, and shall maintain such resources in place during the term. Recognizing that adequate representation in the Territory is a vital element of the Service Provider's obligations, the Service Provider shall not significantly decrease its commercial airline/military sales presence in any region (North America, South and Latin America, Europe, the Middle East, Far East/Pacific, and Africa). Service Provider's presence may be maintained by sales employees of Service Provider or an affiliate located within a region or by the use of third party sales representatives within the region. Service Provider may change its current level and mix of sales employees and/or third party sales representatives within any region but it shall give Company reasonable prior written notice of any substantial change within any region and Service Manager's Product Manager will consult with Company's Product Manager regarding Service Provider's plans to maintain adequate representation with such region prior to the implementation of such substantial change.

                  (b) promptly after execution of this Agreement, place an order to purchase all of those Products as provided on Exhibit B-1. The initial inventory purchase will be made in accordance with Exhibit B.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 4

                  (c) make no warranty or guaranty, orally or in writing, concerning any of the Products, which might be perceived by a customer as in any way binding the Company, except for such warranties as are customarily made by the Company to first retail purchaser of the Products.

                  (d) at its own cost and expense, procure and maintain in full force and effect during the term of this Agreement coverage for the Company as an additional insured under customary policies of insurance including, without limitation, commercial general liability, business interruption, inventory replacement (at replacement costs), and aircraft product and completed operations insurance. The Service Provider agrees to waive any right of subrogation against the Company in this or any other policy of insurance carried by Service Provider, but only to the extent that Service Provider may be obligated to indemnify the Company pursuant to
                           Section 15 of this Agreement.

                  (e) administer the Company's warranty return program as set forth on Exhibit C;

                  (f) administer new engine production support and new engine sales related parts and modules needs as set forth on Exhibit D;

                  (g) administer the Company's Product recall program as set forth on Exhibit E;

                  (h) on the effective date of this Agreement, the Service Provider shall have the information technology capabilities described in the Service Provider's Proposal to perform all tasks associated with order management, distribution and forecasting of spare parts. Initially, the Service Provider shall also take such actions as may be necessary or appropriate to ensure that its information technology systems are compatible with those of the Company's current system. Thereafter, Service Provider shall ensure that its IT system is kept in good working order and remains compatible with that of the Company. In the event that a change to the Service Provider's IT system is necessary, the Service Provider shall bear reasonable expenses of ensuring continual compatibility.

                  (i) assume the primary forecasting role of new and used spare parts; provide the Company with detailed part number level requirements for new parts per the guidelines established in Exhibit F. The Service Provider will

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 5


                           purchase and take physical possession of forecasted inventory on terms and conditions established and in accordance with the Agreement.

                  (j) The parties agree that Company may engage in advertising, name identification and quality image programs regarding the Products independent of Service Provider's programs. The Service Provider and Company agree to market and advertise products in accordance with Exhibit J.

                  (k) maintain an inventory management and traceability system equal to or better than the inventory management and traceability system that adheres to the provisions as identified in Exhibit Q. and as described in Service Provider's Proposal, and provide Company access to such system.

                  (l) except as otherwise agreed in writing between the parties, and except for contractual obligations between the Service Provider and third parties in effect on the date of this Agreement, from the date of execution and during the term of this Agreement, in order to promote, and efficiently distribute, the Products, the Service Provider will not become a Service Provider for any parts or engines (i) solely or primarily relating to the Pratt & Whitney PW150, the General Electric T64, or future engine derivatives of such engines of the same or other manufacturers which are clearly intended for installation on air frames for which the T56 or 501D engines are approved, (ii) of the 501K engine industrial engine power class (3500 to 9000 Shaft Horse Power - sea level static on a standard day) which are used for industrial applications similar to that of the 501K engine, (iii) interchangeable with Products which are proprietary engine components for the 501D and 501K engines manufactured by the Company; (iv) interchangeable with parts which are not proprietary parts currently manufactured by the Company but which are, as of the date of execution of the Agreement, purchased by the Company from third parties and resold into the aftermarket by the Company using a T56 part number, provided that Service Provider may be a Service Provider for such parts only if they are manufactured or sold by any third party which, as of the date of this Agreement, is currently a supplier to Service Provider and such parts are not sold using an T56 part number or a number confusingly similar to an T56 part number; or
                           (v) interchangeable with parts which are not manufactured by the Company and are purchased by the Company from a third party supplier at any time during the term of the Agreement and such supplier has an exclusive supply arrangement with the Company.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 6


                  (m) share in the expense of the Company's foreign sales agents as set forth on Exhibit H

                  (n) comply with all statutes, laws, ordinances, rules, regulations, and any other governmental authority in connection with its sale and distribution of the Products, including but not limited to obtaining export licenses and other authorizations in accordance with the International Traffic in Arms Regulation (ITAR) and Export Administration Regulations (EAR) to export any Product from the United States. The Service Provider has the ultimate responsibility for ensuring that it complies with all U.S. Government export control laws and regulations.

                  (o) make available to the Company on-line or provide to the Company on a periodic basis, as applicable, in a form mutually agreed by the parties, the sales reports and other information described in Exhibit I. From time to time at the Company's request, Service Provider shall provide such further reports and information, including information concerning marketing activities, sales prospects set forth on Exhibit J and publicly available financial data regarding Service Provider's parent company, as the Company may reasonably request. In addition, the Company shall have the right upon reasonable notice and during normal business hours to examine sales records and other data relating to the activities of Service Provider contemplated under this Agreement; provided however, that nothing herein shall be deemed to authorize or permit the Company access to sales records and data regarding sales of merchandise for third parties for which Service Provider distributes merchandise or to non-public financial data of Service Provider involving sales other than sales of the Products.

                  (p) commencing on the date of this Agreement and continuing for so long as the Company requires the same for performance under this Agreement, Service Provider shall provide to Company, at no charge to Company, the following:

                           (1) The use of the office space in Service Provider's premises that Company may from time to time reasonably require in connection with its performance under this Agreement, together with office support services (excluding computer equipment) reasonably required in connection with the performance of the activities contemplated hereunder. In its occupancy and use of such

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 7

                                    resources, Company personnel shall at all times abide by and act in accordance with Service Provider's corporate policies applicable at such site; and

                           (2) For use by personnel employed or managed by Company on Service Provider's premises, the reasonable use of Service Provider's existing telephone system solely in connection with such personnel's work on the Agreement, provided that the Company shall reimburse Service Provider for all charges and costs related to such use.

                  (q) manage order administration efforts from receipt of order through invoicing. The Service Provider will adequately staff a call center and incorporate the Product into the web site as identified in the proposal. The Service Provider shall allow the Company to maintain in a prominent place on its web site, at no cost to the Company, a banner designed by the Company which identifies the Company (and/or its affiliates) and which provides linked connections to one or more web sites maintained by the Company (or its affiliates ) for the promotion of its business, products and services.

                  (r) evaluate availability and demand for, and procure as necessary, serviceable, surplus and repaired T56 spare parts to complement new part sales. The Service Provider will procure these parts only from sources approved by the Company. In order to appropriately compensate the Company for its technical and engineering support in approving third parties for use of the Company's name and logo in connection with repairable, serviceable and surplus Products for resale, the Service Provider will pay the Company a percentage of sales price in royalty fees for repairable, serviceable and surplus product obtained other than from Company or its affiliates per Exhibit P.

                           The Service Provider will be responsible for payment of shipping between their facility and the repair or procurement source.

         4.       The Company's Obligations. The Company shall:

                  (a) produce, deliver, and sell the Products in the quantities ordered by Service Provider at the transfer rate established in Section 3 using reasonable efforts to deliver such Products within lead times agreed to by the parties

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 8
                           from time to time. The Company shall not deliver orders more than five (5) business days prior to the requested ship date without the Service Provider's prior written approval;

                  (b) refrain from selling Products to any person other than the Service Provider, except as permitted in
                           Section 2 above.


                  (c) promptly refer to Service Provider all leads, prospects, and related information which are directed to it or which it receives regarding potential purchasers of the Products within the Territory;

                  (d) maintain a suggested list price catalog for new and repaired Products. The Company will compensate the Service Provider for honoring governmental contract pricing requirements below the agreed upon transfer rate. The Company will pay the Service Provider a handling fee equal to ***% of list price.

                  (e) offer training and technical assistance to the Service Provider and its personnel in the use and operation of the Products. The Company will bear the training expense of up to six people per calendar year at the Company's training facility in Indianapolis. All travel expenses will be assumed by the Service Provider.

                  (f) ensure that all Products sold to Service Provider for resale or for delivery to third parties on behalf of the Company have all appropriate governmental and regulatory approvals such as FAA/PMA, TSO or STC as required for installation on type certified aircraft or engines, or on military aircraft or engines. Additionally, the Company will provide Service Provider with all certifications required from the manufacturer of the Products for export oversees.

                  (g) comply with all statutes, laws, ordinances, rules, regulations and any other governmental authority in connection with the manufacture of the Products. The Company shall promptly notify the Service Provider whenever it receives any notice addressed to it by any governmental entity concerning the application of any new rule, directive, regulation or other governmental requirement concerning the sale of Products in the Territory.

  ***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 9


                  (h) at its own cost and expense, procure and maintain in full force and effect during the term of this Agreement coverage for Service Provider as an additional insured under a Broad Form Vendors Endorsement to the Company's liability insurance policy and the Company agrees to waive any right of subrogation against Service Provider in this or any other policy of insurance carried by Company, but only to the extent that Company may be obligated to indemnify Service Provider pursuant to Section 15 of the Agreement.

                  (i) give Service Provider not less than ninety (90) days prior written notice if any Products will be superceded or modified, except in cases involving airworthiness or safety issues, in which case notice shall be given as soon as reasonably possible.

                  (j) Commencing on the date of this Agreement and continuing for so long as Service Provider requires the same for the performance under this Agreement, the Company shall provide to Service Provider, at no charge to Service Provider, the following:

                           (1) The use of the office space in Company's premises that Service Provider may from time to time reasonably require in connection with its performance under this Agreement, together with office support services, excluding computer equipment, reasonably required in connection with the performance of the activities contemplated hereunder. In its occupancy and use of such resources, Service Provider personnel shall at all times abide by and act in accordance with Company's corporate policies applicable at such site; and

                           (2) For use by personnel employed or managed by Service Provider on Company's premises, the reasonable use of Company's existing telephone system solely in connection with Service Provider's provision of the Services to Company; provided that Service Provider shall reimburse the Company for all charges and costs related to such use.

                  (k) The Company shall insure that its IT system is kept in good working order. In the event that a change to the Company's IT system is necessary, the

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 10



                           Company shall bear the reasonable expense of ensuring continual compatibility.

         5.       Terms of Sale.

                  (a) The Company shall sell the Product to the Service Provider at the discounts to published list prices indicated on Exhibit K attached hereto based upon prior year's sales. The current list prices for the Products are shown on Exhibit L and the Company shall maintain such list prices unless and until such prices are changed in accordance with the provisions hereof.

                           All such prices are F.O.B. Company's facility and include packing in accordance with the Company's standard commercial shipping practices in effect at the time of shipment.

                           (1) From time-to-time, the Company may increase the list prices for its Products but only if it first gives Service Provider written notice of any increase at least 90 days before the increase takes effect. The price to Service Provider for all items of Product ordered before receipt of notice by Service Provider and for all items of Product ordered after receipt of notice by Service Provider but which are deliverable by Company under established lead times before the date of the price increase, shall be at the price applicable prior to the price increase.

                           (2) From time-to-time, the Cost of Product sold to Service Provider may be decreased upon mutual agreement between the Service Provider and the Company. Such agreement shall not be required in any instance involving airworthiness or flight safety issues, but in such cases, compensation to the Service Provider for any economic loss shall be considered and mutually agreed on a case by case basis.

                  (b) Payment of the purchase price for the initial purchase of Products as described on Exhibit B, shall be payable by check on or before December 28, 2001. In consideration of advance payment of the purchase price referred to above, the Company will discount the purchase price for the period of advance payment at ***%.


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 11


                  (c) Payment of the purchase price for Products delivered to Service Provider by the Company (except pursuant to Section 5(b) above) shall be by check payable thirty-five (35) days from the last to occur of delivery of the Product or the date of invoice, except as set forth on Exhibit R. If payment is not received by the Company in accordance with this Section, the Company shall be entitled to charge a late payment fee at the rate of ***% per day, or the maximum allowable by law, of any past due amount, on any Purchase Order undisputed in good faith. All payments hereunder shall be made in U.S. dollars or such other currency which may be agreed upon.

                  (d) If any portion of Service Provider's account is more than sixty (60) calendar days past due pursuant to Section (b) above, Company may, at its option, cease all deliveries to Service Provider, ship completed Products in place, refuse to accept new orders, or divert Products already ordered, unless past due amounts, including interest payments, are paid in full, or Company is in receipt of an irrevocable letter of credit sufficient to cover all outstanding amounts due confirmed by a United States bank acceptable to Company; or another method of payment has been mutually agreed to by the parties.

                  (e) Company may, at its option, change the payment terms provided in this section to require letters of credit or cash in advance or both in the case of a significant change of occurrence in Service Provider's business such as ownership change, financial difficulty, failure to keep undisputed accounts current (payments received more than 10 days beyond terms for more than three consecutive months will be considered delinquent), bankruptcy, or other significant change.

                  (f) Payment of any amounts due Service Provider by Company under this Agreement will be by an immediate deduction to current amounts due Company.

                  (g) each of Service Provider and Company shall appoint an individual to serve as its Product Manager, who shall be its primary representative for matters pertaining to the ongoing activities contemplated under this Agreement. Each party's Product Manager shall

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 12



                           (1) have overall responsibility for managing and coordinating the performance of such party's obligations under this Agreement and

                           (2) Be authorized to act for and on behalf of such party with respect to all matters relating to this Agreement (except for any amendment to this Agreement).

         6.       Delivery Terms.

                  (a) Unless otherwise specified by the Company, all deliveries of Products by the Company to Service Provider under this Agreement must be made FOB the Company's manufacturing location, at which point title and risk of loss and damage pass from the Company to Service Provider. Delivery is deemed to occur upon the Company's tender of Products to the common carrier selected by Service Provider for shipment to Service Provider.

                  (b) If the Company does not deliver Products within thirty (30) days of the delivery date specified in a Purchase Order accepted by the Company, Service Provider has the right to (i) cancel the Purchase Order or (ii) extend the delivery date to a later date, subject however, to the right to cancel the Purchase Order if delivery is not made by the extended date.

                  (c) Service Provider must, at its sole cost, arrange for the transport and insurance of Products purchased from the Company. If the Company agrees to arrange for transport and insurance as agent for Service Provider, Service Provider shall reimburse the Company its full costs.

                  (d) Service Provider is solely responsible to cause shipments of Products to clear customs at the port of entry or export, including the satisfaction of all documentation requirements (including special documentation requirements that may apply to shipments made to certain foreign customers) and shall pay any applicable customs, duties, import taxes, export costs and the like that may apply.

         7.       Returns Provisions.

                  (a) No Products will be eligible for return if they are manufactured and/or procured by the Company for purchase by the Service Provider based solely upon Service Provider's marketing and sales data or are part of the

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 13


                           initial inventory procurement except for those part numbers noted on Exhibit B.

                  (b) Newly issued part numbers and/or parts involved in a reliability campaign will be eligible for return after 24 months of part number or campaign introduction if and only if 1) Company has unilaterally determined Service Provider's stocking level and 2) remaining stock exceeds 24 month's usage. If parts meet these requirements, Service Provider may return all remaining inventory. No restocking charges will apply to such returns.

                  (c) Products rendered obsolete due to Company's redesign with a must conform classification will be eligible for return by the Service Provider.

                  (d) Product defined above as eligible for return must be in "new" condition in the original packaging as supplied by the Company; such packaging may not be damaged, broken or in any way tampered with except for ordinary wear incurred in shipping.

                           The Company shall pay to Service Provider in U.S. Dollars an amount equal to the average inventory cost of the items returned under this section less restocking charges not to exceed ***% of list price.

                  (e) The Company has the right to market and sell any products the Service Provider returns in accordance with the above provisions.

         8.       Warranty Disclaimer.


                  (a) Service Provider shall pass through the Company's standard warranty to all parties that purchase Products from Service Provider, without varying any of its terms or provisions.

                  (b) The Company may change the standard warranty on new Products by giving Service Provider written notice of such new warranty at least 60 days' prior to its effective date.

                  (c) THE COMPANY MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 14


                           OR USE EVEN IF THAT PURPOSE IS KNOWN TO THE COMPANY, NOR ANY OTHER EXPRESS OR IMPLIED WARRANTY.

         9.       Ownership of Company Data.


                  (a) All Company Data is, or will be, and shall remain the property of Company. Without Company's approval (in its sole discretion), the Company Data shall not be:

                           (1) used by Service Provider other than in connection with providing the services contemplated by this Agreement,

                           (2) sold, assigned, leased or otherwise provided to third parties by Service Provider,

                           (3) commercially exploited by or on behalf of Service Provider.

                  (b) Service Provider hereby irrevocably assigns, transfers and conveys to Company without further consideration all of its right, title, and interest in and to the Company Data. Upon request by Company, Service Provider shall execute and deliver any documents that may be necessary or desirable to preserve, or enable Company to enforce, its rights hereunder with respect to the Company Data. For purposes hereof, "Company Data" shall include all sales reports, forecasts and other information pertaining to the distribution, marketing and sale of the Products, whether prepared by Company or Service Provider, and all sales and other reports pursuant to
                           Section 3(q) above, whether or not such information is Confidential Information as defined in this Agreement. (Company Data shall exclude information that is not compiled and reported pursuant to Section 3(q), or is not segregated from data regarding other products sold by Service Provider).

                  (c) Upon request by Company upon expiration or termination of this Agreement, Service Provider shall

                           (1) promptly return to Company, all of the Company Data or

                           (2) eradicate or destroy all or any part of the Company Data in Service Provider's possession, in each case to the extent so requested by Company.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 15

                  (d) Except as noted above, each party shall be the owner of its own data customer lists, records, and intellectual property.

         10.      Term.

                  (a) Unless earlier terminated as herein provided, this Agreement shall commence on the Commencement Date and terminate on December 31, 2011 (the "Expiry Date"); provided, however, the parties may, before the Expiry Date, renew or extend this Agreement or the business relationship contemplated hereby on such terms and conditions as shall be mutually agreed in writing between the parties.

         11.      Termination.

                  (a) Termination for Convenience. Company may terminate this Agreement, for convenience, by giving Service Provider notice of the termination at least 120 days prior to the termination date specified in the notice; provided, however, that no such notice of termination for convenience shall be given prior to five years after Commencement Date.

                  (b) Termination for Change in Control of Company. In the event of a Change in Control of the Company, the Company may terminate this Agreement by giving Service Provider notice of the termination. Such termination will be effective as of the time specified in the notice of termination, but the effective date of the termination may not be any earlier than 120 days following Service Provider's receipt of the notice.

                  (c) Termination for Change in Control of Service Provider. In the event of a Change in Control of Service Provider or an Affiliate (defined below) in which control over Service Provider is acquired by a Company Competitor or by a party which in the Company's reasonable judgment does not have the capability to perform the Service Provider's obligations (see Section 3), Company or by a party which in the Company's reasonable judgement does not have the capability to perform the Service Provider's obligations (see Section 3), Company may terminate this Agreement by giving Service Provider notice of the termination within 30 days of the occurrence of such Change in Control and at least 120 days prior to the termination date specified in the notice. At the Company's option, Company may require

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 16

                           Service Provider to continue to operate under this Agreement for up to six (6) months from the notice of termination in order to permit an orderly transfer from Service Provider to the Company providing services to customers internally or to permit the Company to put in place an agreement in which a third party provides such services.

                           In the event of a Change in Control of Service Provider or an Affiliate exercising control of Service Provider by which the Service Provider or such Affiliate, as the case may be, is acquired by a third party not a Company Competitor which causes Service Provider's or such Affiliate's credit rating, as determined by either Standard and Poors or Moody's to fall one notch below the Service Provider's or such Affiliate's credit rating prior to the Change in Control, then the Company shall have up to one year after the Change in Control to terminate the Agreement if it reasonably determines that the benefits and services provided by Service Provider have been adversely affected, and the Company provides Service Provider with 120 days prior written notice of termination.

                           For purposes of this Agreement "Change in Control" shall mean

                           (1) the consolidation or merger of a party with or into any other entity, other than a consolidation or merger

                                    (a)      in which the party is the surviving
                                             corporation or entity in the
                                             consolidation or merger,

                                    (b)      with or into an Affiliate or

                                    (c)      with or into an entity which,
                                             immediately after the consolidation
                                             or merger, is controlled by persons
                                             who, immediately prior to that
                                             consolidation or merger, controlled
                                             such party, or

                           (2) sale, transfer or other disposition of all or substantially all of the assets of a party (other than to an Affiliate), or

                           (3) acquisition by any entity, or group of entities (other than an Affiliate or Affiliates) acting in concert, of beneficial ownership of 30 percent or more of the outstanding voting securities or

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 17


                                    partnership interests of a party; provided however, that the acquisition by TCG Holdings, LLC or any of its affiliates of either convertible preferred stock of Service Provider's ultimate parent solely in connection with the initial raising of capital to fund Service Provider's consummation of this Agreement or the possible subsequent conversion of such preferred stock into common stock of Service Provider's ultimate parent, shall not be deemed to be or cause a "Change of Control".

                           (4) The cessation of control (by virtue of their not constituting a majority of directors) of the Service Provider's ultimate parent's Board of Directors by the individuals who
                                    (x) at the date of this Agreement were
                                    directors or (y) become directors after the date of this Agreement and whose election or nomination for election by the ultimate parent's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved.

                           For purposes of this Agreement, "Company Competitor" means any business involved in the design, manufacture (including, without limitation, any [PMA] or other parts manufacturer), sale or repair of gas turbine engines, including any business that is an [Affiliate] of any entity engaged in such activities, where such design, manufacture, sale or repair generates annual sales revenues exceed $100,000,000 in gross sales.

                           For purposes of this Agreement, "Affiliate" means any person that directly or indirectly through one or more intermediary's controls, is controlled by, or under Common control with the Service Provider.

                  (d) Termination for Cause. If either party defaults in any material respect in the performance of any of its material obligations (or repeatedly defaults during any rolling eighteen month period in any material respect in the performance of a material obligation but cures such default within the cure period provided) under this Agreement, and does not cure such default (or provide adequate assurances that such repeated defaults will not continue to occur) within 45 days of receipt of a notice of default, or if a party becomes Insolvent, then the non-defaulting party may, by giving notice to

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 18


                           the defaulting party, terminate this Agreement as of the termination date specified in the notice. For purposes of the foregoing, a party shall be regarded as "Insolvent" if it (i) institutes proceedings to be adjudicated voluntarily bankrupt or consents to the filing of bankruptcy proceedings against it, (ii) files a petition seeking reorganization under any bankruptcy or similar law for the protection of creditors, or consents to the filing of such a petition against it, (iii) consents to the appointment of a receiver, liquidator or trustee in bankruptcy, or makes any assignment of a substantial portion of its assets for the benefit of creditors,
                           (iv) admits in writing its inability to pay its debts generally as they become due, (v) is subject to the filing of an involuntary petition in bankruptcy (which is not waived or stayed within 60 days), (vi) is subject to any court order or decree adjudicating it as a bankrupt or insolvent person by a court of competent jurisdiction, or (vii) publicly announces that it may file a petition as a bankrupt or insolvent person under any law now or hereafter applicable to the discharge or restructuring of debts.

                  (e) Termination Fees. (1) Set forth in Exhibit S are the termination fees that would be payable to Service Provider and inventory repurchase obligations of Company if Company terminates this Agreement pursuant to Section 11.a or Section 11.b. Except as otherwise specifically set forth in this Section, no termination fee shall be payable by Company in connection with the termination of this Agreement.
                           (2) If the Company terminates this Agreement pursuant to Section 11.(c), the Service Provider shall pay for the following: (i) the cost of moving Products purchased by Company pursuant to Section 11.(f)(2); the cost of novating any contracts to be transferred to Company pursuant to Section 11.(f)(4), up to $***; and Service Provider shall at Company's request host a website for Company dealing with the Product's for up to one year from the date of termination of the Agreement.

                  (f)      Post Termination Obligations.

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 19



                           (1) Option to Repurchase Products. Upon the expiration or termination of this Agreement, except as otherwise provided in (f) above, the Company has the option, but not the obligation, to purchase from Service Provider all (but not less than all) of the Products remaining in Service Provider's stock at the Service Provider's average cost net of the Service Provider's excess and obsolescence reserves with respect to the Products (which shall be determined on the basis of Generally Accepted Accounting Principles consistently applied and on the same basis as reserves are established for other inventory of the Service Provider). To exercise such option, the Company must notify Service Provider within 45 days after the date of termination of this Agreement. Service Provider shall deliver Products to the Company within 10 business days after the Company has given Service Provider notice of its exercise of the option and the price shall be paid in cash or as a credit against any indebtedness then owing by Service Provider to the Company at the time of delivery.

                           (2) Return of Documents. Upon the termination of this Agreement, Service Provider shall use its reasonable business efforts to promptly return to the Company all Company Data and Confidential Information of Company. Upon the request of the Company, Service Provider must furnish the Company with copies of all data, reports, documents, drawings and manuals made by Service Provider dealing with or relating solely to the Products, except those which are necessary to complete Service Provider's performance under any contract that was entered into prior to receiving the notice of termination.

                           (3) Customer Lists, Product Lists and Contract Obligations. Upon the termination of this Agreement, Service Provider must furnish the Company with (i) a list of Service Provider's customers for the Products and their addresses, (ii) a list of the Products in stock, and (iii) copies of Service Provider's contracts relating to the sale of the Products that have not been fully performed by Service Provider.

                           (4) Option to Be Assigned Contracts. Upon the termination of this Agreement, Service Provider shall, at the Company's request, use its reasonable business efforts to effect an assignment to the

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 20
                                    Company (or a person designated by the
                                    Company) of the Service Provider's then
                                    existing contracts relating to the sale of the Products specified by the Company in the request. In order to exercise this option, the Company must notify Service Provider within 30 days after the date of its receipt of the documents specified in (c) above. Service Provider agrees to use its reasonable business efforts to effect the assignment within 10 days after the Company has notified Service Provider of its exercise of the option.

                           (5)      Transition. Upon the expiration or
                                    termination of this Agreement and if the Company so requests, Service Provider agrees to use its reasonable business efforts to cooperate with the Company in the transition to its own internal distribution system, for the Territory, and shall provide such assistance to the Company as is reasonably requested by the Company; provided however, that Service Provider shall have no obligation to provide assistance to any subsequent third party chosen as a Service Provider of the Products.

                                    Likewise, the Company and the Service
                                    Provider shall establish reasonable
                                    procedures for the collection of outstanding accounts receivable from customers, which may include the Company collecting such receivables on behalf of the Service Provider, as its agent and in return for reasonable compensation for such service.

         12.      Service Standards.

                  (a) Designated Service Levels. The Parties shall at all times from and after perform their obligations hereunder in accordance with service levels and performance standards mutually agreed on from time to time between Company and Service Provider ("Service Standards"). The Service Standards shall be measured and reported on a monthly basis and reviewed for compliance by Product Managers on a quarterly basis. Per Exhibit M, the Company and the Service Provider have agreed that either party will not seek monetary penalties for non-compliance to the standards.

                  (b) Adjustment of Service. The Product Managers for Company and Service Provider shall review the performance against the Service Standards at least quarterly during the term, and shall call attention to any failures in

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 21

                           performance or opportunities to improve performance. In addition, either party may, at any time upon notice to the other party, initiate negotiations to review and, upon agreement by the parties, adjust a Service Standard which party in good faith believes is inappropriate because of a fundamental change in circumstances; provided that no such change shall take effect unless and until agreed in writing.

                  (c) Corrective Action. Upon becoming aware of a failure to perform in accordance with an applicable Service Standard, a party asserting a breach of Service Standard shall send written notice to the Product Manager of the party that has breached the Service Standard which notice, (1) identifies the cause of such failure, and (2) provides the other party with a report detailing the cause of, and expected procedure for correcting, such failure. The notice detailing the cause and recommended correction of any performance failure will be deemed Confidential Information of the parties. The party against whom the breach of Service Standard is asserted shall have 150 days from the date of receipt of the notice to correct the deficiency. If, after the first 150 day period, the Service Standard is not within the acceptable range set forth in Exhibit M, the party shall have an additional 150 days to bring the Service Standard within acceptable range. Failure to have brought the Service Standard within the acceptable range shall then be a material breach of the Agreement and be the basis for immediate termination for cause (i.e. without any further notice period under Section 11.e).

                  (d) Continuous Improvement and Best Practices. Each party shall, on a continuous basis, as part of its total quality management process, identify ways to improve its performance and apply best business practice (including improvements in available technology) to achieve such performance improvements.

         13.      Marks and Proprietary Rights.

                  (a) The Service Provider acknowledges the Company's exclusive ownership of the Company's trade names, service marks and trademarks, and all logos and derivations thereof, and all names and marks licensed to the Company (collectively, the "Marks").

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 22

                  (b) Any proposed use of the Marks in connection with the activities contemplated under this Agreement shall require the prior written authorization of Rolls-Royce plc, which may be given or withheld on a case by case basis in its discretion. If permission to use the marks is granted, the Service Provider shall strictly adhere to all instructions, limitations and restrictions placed upon such use, and shall take any necessary steps to protect the Marks in each jurisdiction of use. The Service Provider further agrees to cease use of the Marks or otherwise restrict use of materials bearing the Marks whenever so instructed by the Company or Rolls-Royce plc. No action taken or approval given pursuant to the foregoing shall in any way create any express or implied rights in or license in favor of the Service Provider with respect to the Marks.

                  (c) Upon termination of this Agreement, the Service Provider shall cease using all Marks and Mark-bearing stationery, business cards, sales literature and the like, except as necessary to dispose of Products then in Service Provider's inventory and any reference in Service Provider's previously published catalogues. The Service Provider will have no obligation to return such materials to the Company. Thereafter, the Service Provider shall no longer use any of the Marks, except as permitted by law.

         14.      Limitation of Damages; Indemnification.


                  (a) WITH REGARD TO CLAIMS BETWEEN THE PARTIES, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF ANY OBLIGATION, BREACH ACT OR OMISSION IN CONNECTION WITH THE PERFORMANCE OF THE AGREEMENT, REGARDLESS OF WHETHER THE CLAIM IS FOR BREACH OF CONTRACT, BREACH WARRANTY, TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY, OR OTHERWISE.

                  (b) With regard to claims from third parties; the Company shall hold Service Provider harmless and indemnify it from and against any and all claims, losses, costs, damages and expenses (including reasonable attorney's fees) which Service Provider may suffer as a result of any loss to the persons or property of a third party arising directly or indirectly from use of a Product; provided, however, that the Company shall have no such obligation to indemnify or hold Service Provider harmless from any matters covered by Service Provider's indemnity below. Service Provider shall hold the Company harmless and indemnify it from and against any and all claims,

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 23

                           losses, costs, damages and expenses (including reasonable attorney's fees) which Company may suffer as a result of any loss to the person or property of a third person arising directly or indirectly from the wrongful or negligent action or inaction of Service Provider, or any other third party acting on its behalf or under its direction with regard to the Products; provided however, that the Service Provider shall have no such obligation to indemnify or hold the Company harmless from any matters covered by Company's indemnity above.

         15.      Propriety Rights Indemnification.

                  (a) The Company shall, at its own expense, defend any suit instituted against Service Provider which is based on an allegation that any Product manufactured by the Company and sold to Service Provider hereunder constitute an infringement of any patent, copyright, trade secret or other proprietary right of any third party and shall indemnify Service Provider against any award of damages and costs made against Service Provider by a final judgment of a court of last resort if it is determined therein that any such Product constitutes an infringement of any patent, copyright, trade secret or other proprietary right of any third party, provided that Service Provider gives the Company timely notice in writing of any notice or claims of infringement and permits the Company through the Company's counsel to defend the same and gives the Company all available information, assistance and authority to enable the Company to assume such defense. The Company shall have control of the defense of any such suit, including appeals from any judgment therein and any negotiations for the settlement or compromise thereof with full authority to enter into a binding settlement or compromise.

                  (b) In the event that any Product is held to infringe and its use is enjoined, the Company shall, at its option and expense, (i) procure for Service Provider and its customers the right to continue using such Product,
                           (ii) provide the necessary parts and documentation to replace or modify such Product so that it no longer infringes, or (iii) grant Service Provider a credit for such Product upon its return to the Company, allowing for reasonable depreciation for use, damage and obsolescence.

                  (c) Notwithstanding the above, the Company shall have no liability whatsoever to Service Provider with respect to any patent infringement or claim

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 24


                           thereof which is based upon or arises out of (i) the use of any Product in combination with an apparatus or device not manufactured or supplied by the Company, if such combination causes the infringement,
                           (ii) the use of any Product in a manner for which it was neither designed nor contemplated, or (iii) any modification of any Product by Service Provider or any third party which causes the Product to become infringing.

         16.      Confidentiality.

                  (a) General Obligations. All Confidential Information relating to or obtained from Company or Service Provider shall be held in confidence by the recipient to the same extent and in at least the same manner as the recipient protects its own confidential or proprietary information. Neither Company nor Service Provider shall disclose, publish, release, transfer or otherwise make available Confidential Information of, or obtained from, the other in any form to, or for the use or benefit of, any person or entity without the disclosing party's prior written consent.

                           Each of Company and Service Provider shall, however, be permitted to disclose relevant aspects of the other's Confidential Information to its officers, directors, partners, agents, professional advisors, contractors, subcontractors and employees and to the officers, directors, partners, agents, professional advisors, contractors, subcontractors and employees of its affiliates, (to the extent that such disclosure is not otherwise restricted under any contract, license, consent, permit, approval or authorization granted pursuant to applicable law, rule or regulation, and only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement (or the determination or preservation of its rights under the Agreement); provided, however, that the recipient shall take all reasonable measures to ensure that Confidential Information of the disclosing party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, directors, partners, agents, professional advisors, contractors, subcontractors and employees.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 25

                           If either party intends to disclose any Confidential Information in connection with any claim or action to determine or preserve its rights under this Agreement, then that party will give prior notice to the other party and take such reasonable actions as may be specified by the other party to obtain a protective order or cause the Confidential Information to be filed under seal (or give the other party an opportunity to obtain a protective order).

                           The obligations in this Section shall not restrict any disclosure pursuant to any applicable law or by order of any court or government agency (provided that the recipient shall give prompt notice to the disclosing party of such order, shall disclose only such Confidential Information as the recipient is required to disclose under the applicable law or order, and shall take such reasonable actions as may be specified by the disclosing party to resist providing such access or to obtain a protective order) and shall not apply with respect to information that (1) is independently developed by the recipient without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure by a party), (3) is already known by the recipient at the time of disclosure without any obligation of confidentiality to the disclosing party, or (4) is disclosed to a party by a third person which the recipient reasonably believes has legitimate possession thereof and the unrestricted right to make such disclosure.

                  (b) Unauthorized Acts. Without limiting either party's rights in respect of a breach of this Section, each party shall:

                           (1) promptly notify the other party of any unauthorized possession, use or knowledge, or attempt thereof, of the other party's Confidential Information by any person or entity that may become known to such party;

                           (2) promptly furnish to the other party the details of the unauthorized possession, use or knowledge, or attempt thereof, known by such party and assist the other party in investigating or preventing the recurrence of any unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information;

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DISTRIBUTION SERVICES AGREEMENT
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                           (3)      cooperate with the other party in any
                                    litigation and investigation against third parties deemed necessary by the other party to protect its proprietary rights; and

                           (4) promptly use its commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or knowledge, or attempt thereof, of Confidential Information.

                                    Each party shall bear the cost it incurs as a result of compliance with this Section.

                  (c) Confidential Information. "Confidential Information" of a party shall mean all information and documentation of such party (or its affiliates), whether disclosed to or accessed by the other party (or its affiliates) in connection with the activities contemplated by this Agreement that has been marked as "Proprietary" or "Confidential" or bears some other proprietary designation, or if disclosed orally, has been designated by a party as confidential in a letter or other written statement made to the other party promptly following its disclosure, and shall include, without limitation,

                           (1)      information concerning business plans,

                           (2)      financial information,

                           (3) information concerning operations and the results of operations,

                           (4)      pricing information and marketing
                                    strategies,

                           (5)      information that a party is legally
                                    obligated not to disclose,

                           (6) information that qualifies as a trade secret under applicable law,

                           (7)      patents, unpatented inventions and
                                    information regarding product development and improvements,

                           (8)      engine and parts specifications and
                                    drawings, and

                           (9)      material and performance specifications.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 27


         17.      Foreign Corrupt Practices Act: Export Laws.

                  (a) Service Provider represents and warrants that it will comply with all laws applicable in the Territory relating to the conduct of business practices, including those that may prohibit gratuities, inducements, or certain other payments. Service Provider acknowledges that the Company may be subject to certain United States laws, including the Foreign Corrupt Practices Act of 1977 and any of its amendments, which may apply to activities carried out on the Company's behalf outside the United States of America.

                           Service Provider agrees neither to take nor omit to take any action if such act or omission might cause the Company or the Service Provider to be in violation of any such laws. Upon written notice from the Company, Service Provider shall provide such information as the Company may reasonably consider necessary to verify compliance by Service Provider with the provisions of this Section.

                  (b) Service Provider may not enter into any contract or other arrangement or sell any Products to any third party if so doing would cause the Company to be in violation of any applicable laws, including, without limitation, U.S. laws and regulations prohibiting exports to certain countries. The Company may not enter into any contract or other arrangement or sell any Product to any third party where Service Provider shall be required to deliver Products on behalf of the Company if so doing would cause the Service Provider to be in violation of any applicable laws, including without limitation, US laws and regulations prohibiting export to certain countries.

                  (c) Service Provider shall indemnify the Company against any penalties, losses or damages (including legal fees, penalties and costs of investigation) which the Company may incur because of a breach of its obligations under this Section.

                  (d) In those circumstances where Service Provider is providing goods or services without charge to third parties or where Service Provider is compensated by Company for providing such goods or services, including but not limited to, support of Company's new engine sales programs, warranty return, product recall programs and support of the Company's foreign agents, the Company agrees that:

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 28

                           (1) the Service Provider may be subject to certain United States and foreign laws, including but not limited to the Foreign Corrupt Practices Act of 1977 and any of its amendments, which may apply to activities carried out by Service Provider outside the United States of America in connection with Service Provider's providing goods or services pursuant to the agreements described in Section (d) above. The Company agrees neither to take nor omit to take any action if such act or omission might cause the Service Provider or the Company to be in violation of any such laws. Upon written notice from Service Provider, Company shall provide such information as Service Provider may reasonably consider necessary to verify compliance by Company with the provisions of this Section; and

                           (2) The Company shall indemnify the Service Provider against any penalties, losses or damages (including legal fees, penalties and costs of investigation) which the Service Provider may incur because of a breach of its obligations under this Section.

         18. No Partnership or Joint Venture: Independent Contractor. The parties hereto intend by this Agreement solely to effect the appointment of the Service Provider as an independent contractor with the Company for the marketing of the Products as a Service Provider of the Company in the Territory. No other relationship is intended to be created between the parties hereto. Nothing in this Agreement shall be construed as (a) giving the Service Provider any rights as a partner in or owner of the business of the Company, (b) giving the Company any rights as a partner in or owner of the business of the Service Provider, (c) entitling the Service Provider to control in any manner the conduct of the Company's business or
                  (d) entitling the Company to control in any manner the conduct of the Service Provider's business. The Service Provider shall not have, nor shall it represent itself as having, the power to make any contracts or commitments in the name of or binding upon the Company.

         19. Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its own expenses including, without limitation, rent, travel, entertainment, secretarial or other office expense, postage, telephone and other communications costs.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 29

         20. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given (a) when delivered in person at the time of such delivery or by telecopy with confirmed receipt of transmission at the date and time indicated on such receipt or (b) when received if given by an internationally recognized express courier service as follows:

                         If to the Company:

                         Rolls-Royce Corporation
                         P.O. Box 420
                         Indianapolis, IN 46206
                         Attention: Norm Britton, Speed Code U21
                         With copy to Director of Contracts, Speed Code U27

                         If to the Service Provider:
                         (need Aviall's point of contact for contractual issues, address, etc.)

                  or at such other respective addresses or addressees as may be designated by notice given in accordance with the provisions of this Section 21.

         21.      Dispute Resolution.

                  (a) Product Managers. Any dispute arising under this Agreement (other than payment delinquencies and matters for which injunctive relief may be sought pursuant to (d) below) shall be considered at an in person meeting of the Company's Product Manager and the Service Provider's Product Manager within five business days of receipt by either party of written notice specifying the nature of the dispute, and proposing a place for such meeting (which unless otherwise agreed shall be the principal place of business of the party receiving such notice). If the Product Managers cannot resolve the dispute within 30 calendar days of such meeting, the dispute will be escalated within the parties' respective organizations as follows: to the Company's President, Defense North America Customer Facing Business Unit, and to the Service Provider's President. If such dispute has not been resolved within 30 days of such escalation, then either party may pursue arbitration of such dispute pursuant to the terms of this Agreement.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 30

                  (b) Conduct Pending Resolution. The parties acknowledge that the timely performance of obligations pursuant to this Agreement is critical to their business operations. Accordingly, in the event of a dispute between the parties, each party shall continue to perform its obligations, but without prejudice to its rights to pursue remedies in accordance with the provisions hereof.

                  (c) Arbitration. Except as provided in Section (d) below, any dispute, breach, controversy or claim arising out of or relating to this Agreement shall be finally settled by arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date of this Agreement and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 31

                  (d) Other Remedies. Except as may be otherwise expressly provided herein, the remedies set forth in this Agreement shall not be exclusive of any others that may be available under applicable law. In particular, the parties agree that monetary damages alone are an inadequate remedy for violations of Sections 9, 11, 13, 16 and 22 of this Agreement and, accordingly, a party may seek equitable remedies, including injunctive relief, in any court of competent jurisdiction for a violation of such provisions.

                  (e) The arbitration shall be conducted in the English language. This Section 21 provides the sole recourse for the settlement of any dispute or breach arising under or in connection with this Agreement

                  (f) In the event of any dispute, breach, controversy or claim arising out of or relating to this Agreement, the transactions contemplated hereby or the subject matter hereof, resulting in arbitration hereunder, the prevailing party shall, in addition to such other relief as an arbitrator may award, be entitled to recover reasonable attorneys' fees, costs and expenses (including, without limitation, attorneys' fees, costs and expenses in any arbitration proceeding or any settlement prior to or during such proceeding) from the breaching party.

         22. Non Solicitation. Each party agrees that during the term of this Agreement they will not directly or indirectly employ, solicit for employment or assist any third party to employ or solicit for employment, any employee of the other party, or any employee of any affiliate of the other party. Nothing in this provision will prohibit either party from placing advertisements of open positions for employment in trade and general circulation publications.

         23.      Force Majeure.

         (a) Neither party hereto shall be responsible or liable in any way for its failure to perform its obligations hereunder, other than for payment of money, if such failure to perform is beyond the control of the Company or the Service Provider, whether caused by acts of God, unavailability or shortages of raw materials from usual sources of supply or unavailability or shortages of energy necessary to produce and/or deliver the Products by usual modes of transportation, fire, flood, war, embargo, strikes, labor disputes, explosions, riots, or laws, rules, regulations, restrictions and orders of any governmental authority to which such entity is subject, or any cause, other than financial, beyond the reasonable control of the affected party. Such failure shall not terminate this Agreement, but the obligations

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 32


                  of the affected party shall be suspended during the period when performance is so suspended, unless such period exists beyond a period of one hundred and twenty (120) days, in which event either party shall have the right at any time thereafter during such force majeure to terminate this Agreement upon written notice to the other party without further obligation or liability. The party so prevented from complying with its obligations hereunder shall immediately notify and keep the other party from time to time apprised thereof, and such party so prevented shall use reasonable efforts to remove or overcome the cause of such inability to comply with its obligations under this Agreement. Nothing herein shall be construed to require the settlement of strikes, lockouts, or other labor difficulty by the party involved contrary to its wishes.

         24. Effect of Termination. In the event of the termination of this Agreement, and subject to recovery provided by an arbitrator pursuant to Section 22, all rights and obligations of the parties hereunder shall cease and terminate, except as to the payment of any sum or sums owed to either party as of the date of termination, except the Company's obligation to fill Service Provider's purchase orders which the Company has accepted and except as to the provisions of Sections 8, 9, 11, 13, 14, 15, 16, 17, 21, and 24 hereof, all of which shall survive the termination of this Agreement.

         25. ENTIRE AGREEMENT. THIS AGREEMENT, INCLUDING EXHIBITS A THROUGH T ATTACHED HERETO AND INCORPORATED AS AN INTEGRAL PART OF THIS AGREEMENT, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PREVIOUS SERVICE PROVIDERSHIP AGREEMENTS BY AND BETWEEN COMPANY AND SERVICE PROVIDER AS WELL AS ALL PROPOSALS, ORAL OR WRITTEN, AND ALL NEGOTIATIONS, CONVERSATIONS OR DISCUSSIONS HERETOFORE HAD BETWEEN THE PARTIES RELATED TO THIS AGREEMENT.

         26. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of New York applicable therein, without giving effect to the conflicts of laws principles thereof.

         27. Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 33


                  executed by or on behalf of the party against whom enforcement of any such amendment, waiver, change, modification, consent or discharge is sought.

         28. Severability. The invalidity of any provision of this Agreement, or portion thereof, shall not affect the validity of the remainder of such provision or of the remaining provisions of this Agreement.

         29. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         30. Assignability. This Agreement shall be binding upon, and inure to the benefit of, the parties, their successors and their permitted assigns. Neither this Agreement nor any interest herein may be assigned by either party without the prior written consent of the other party, except that either party may assign its interests to an affiliate that is fully capable of performing all obligations under this Agreement and, if appropriate, such performance is guaranteed by its corporate parent.

         31. Non-Waiver. Failure, delay or forbearance of either party to insist on strict performance of the terms and provisions of this Agreement, or to exercise any and or remedy, shall not be construed as a waiver thereof and shall not waive subsequent strict performance by a party.

         32. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute but one instrument.

                                    * * * * *

DISTRIBUTION SERVICES AGREEMENT
Rolls-Royce Corporation
Page 34




IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          ROLLS-ROYCE CORPORATION


                                          By: /s/ Richard B. Lewis, II
                                             -------------------------------
                                          Name:    Richard B. Lewis, II
                                          Title:   Chief Operating Officer -
                                                   Indianapolis


                                          AVIALL SERVICES, INC.

                                          By: /s/ Paul E. Fulchino
                                             ----------------------------------
                                          Name:    Paul E. Fulchino
                                          Title:   Chairman, President and CEO

LIST OF EXHIBITS

Exhibit A                     List of Products
Exhibit B                     On-Hand Inventory Purchase
Exhibit B-1                   List of Initial Inventory Purchase
Exhibit B-2                   Packaging Requirements
Exhibit B-3                   Schedule Exceptions
Exhibit C                     Warranty Return Program
Exhibit D                     Production Engine Support
Exhibit E                     Product Recall
Exhibit F                     Forecasting
Exhibit F-1                   Eighteen Month Schedule
Exhibit G                     Foreign Government Contracts and Agreements
Exhibit G-1                   Current Foreign Government Contracts
Exhibit H                     Foreign Sales Agents
Exhibit I                     Sales Reports/Metrics
Exhibit J                     Marketing and Supplier Support Services
Exhibit K                     Transfer Price
Exhibit L                     List Prices
Exhibit M                     Penalties and Late Delivery Fees
Exhibit N                     U.S. Military Sales
Exhibit O                     Sales to Industrial Customers
Exhibit P                     Serviceable, Surplus, and Repaired Parts Sales
Exhibit Q                     Quality Guidelines
Exhibit R                     Payment Terms
Exhibit S                     Termination Fees
Exhibit T                     AMCs and FMCs

                                    EXHIBIT A

                    T56 SERVICE PROVIDER APPLICABLE PRODUCTS

                                    EXHIBIT B

                           ON HAND INVENTORY PURCHASE

Service Provider will purchase all Company inventory of Products identified in Exhibit B-1 for $*** under the following conditions:

    o All Products to be purchased must be in new condition, properly marked and packaged and accompanied by the appropriate documentation (i.e., packing list) set forth in Exhibit B-2.

    o Transfer of material to the Service Provider's facilities must be completed by December 31, 2001.

    o Thermocouples, part number 23067633, are the only Product in the initial inventory purchase eligible for return per section 7(b).

    o The Service Provider and the Company understand that, due to sales and production in the last three months of the year (2001), the specific part number mix and quantities available for transfer will differ from the inventory identified in Exhibit B-1. In order to maintain value of transferred inventory (at 2001 prices), parts in same part family as identified in Exhibit B-1 may be substituted for undelivered parts provided that the quantity of substituted parts does not exceed one year's sales history.

    o The Service Provider will take responsibility for the remaining 2001 production schedule (October through December) and commits to purchase this inventory by December 31, 2002 at the negotiated transfer price but excluding items identified in Exhibit B-3. The Service Provider will not be required to procure these parts. The Company retains the right to competitively market these part numbers until the initial supply is exhausted.

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT B-1

                    ON HAND INVENTORY AS OF SEPTEMBER 8, 2001

The following table identifies the value (at list price) of each part family as of September 8, 2001.



TOTAL                                         $***
A PARTS                                       $***
B PARTS                                       $***
C PARTS                                       $***
NO SALES                                      $***

The attached Excel file includes the following information (by part number) in regards to the September 8, 2001 inventory:

o   Part Description

o   List Price

o   Extended List Price

o   Part "Family" (A, B, C, or No Sales)

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT B-2

                             Packaging Requirements

Parts are to be packaged and shipped in accordance with the specific requirement of contract between Company and specific customers. Packaging for the majority of Products is done using commercial practices and in accordance with ASTM-D-3951 (latest revision). Military packaging and marking is required for a small amount of U.S. military contracts. This packaging and marking is done in accordance with the following military specifications predominantly added in boilerplate language:

     o   MIL-STD-2047 for packaging

     o   MIL-STD-129M for marking

Company will notify Service Provider in writing at least thirty (30) days in advance if 1) it amends the packaging requirements of any contract or 2) it enters into any new contract with packaging requirements other than those identified above. Packaging setups for all T56 parts/contracts can be accessed via the SAP link between the Service Provider and the Company.

                                   EXHIBIT B-3

                               Schedule Exceptions


ITEM       PART NO                  DESCRIPTION      ITEM         PART NO          DESCRIPTION
----      --------                ---------------    ----         -------          ---------------
  1       23005861                SUPPORT ASSY -      45          23060837         LEAD ASSY, SPAR
  2       6895689                 EXCITER ASSY, I     46          6846368          GEAR, SPUR - OI
  3       23001194                HOUSING & DIAPH     47          6854398-38       GEAR
  4       23009793                WHEEL, TURBINE-     48          6724756          NUT - 3.188-24
  5       23031741                VANE SEGMENT AS     49          6792871          PLUNGER, THRUST
  6       6785232                 CAGE - TURBINE      50          6720633          CAGE, 2.1661 ID
  7       6786556                 COUPLING - RING     51          30865            GASKET
  8       23008864                WHEEL COMPRESSO     52          23003210         SEPARATOR, MAIN
  9       6731153-3               CAGE BRG 1.3779     53          6854945          SPACER, SLEEVE-
 10       6792068                 TUBE, BEARING L     54          6841728-037      STUD, P.003
 11       6845593                 WHEEL, TURB 3RD     55          AN100041         COVER, STARTER
 12       23031179                WHEEL, COMPR 9T     56          6823167P003      STUD
 13       6842683                 SPACER ASSY         57          23007462         INSERT, TURB. -
 14       6793049                 PUMP ASSY, OIL      58          8982160P003      SCREW
 15       23058588                BEARING, ROLLER     59          6844619          RETAINER, VANE
 16       23001196                HOUSING ASSY, R     60          6780820-5        FERRULE, STRAIG
 17       6827186                 UNIVERSAL JOINT     61          23063839-03      COVERPLATE ASSY
 18       23006660                PUMP AND FILTER     62          6815126          DISTRIBUTION BO
 19       23064888                BEARING, ROLLER     63          6842836          TUBE ASSY, OIL-
 20       6846567                 PUMP ASSY, OIL      64          23007588         INSERT, TURB.-F
 21       23031979                ACCELEROMETER,      65          6840383-14       BOLT
 22       6827812                 CONNECTOR, NO.      66          6846454-061140   SHAFT & GEAR AS
 23       23007553                COUPLING, TURBI     67          6877213          HOSE ASSY, TFE
 24       6792413                 BOLT                68          6823167P001      STUD
 25       6787344                 SHAFTGEAR, ACC      69          6846063          WASHER - FLAT .
 26       23062341                BEARING, ROLLER     70          6748072-775      RING, RETAINING
 27       6786386                 TUBE ASSY           71          6791530          STUD, .375-16 X
 28       6794094                 CLAMP ASSY, FIL     72          23032516-1       COVERPLATE, 2 S
 29       23052067                BEARING, ROLLER     73          AN151007         STUD
 30       23067603                BLADE COMPRESSO     74          6829473-1        PLUG
 31       6794716                 NUT, COMPR REAR     75          6723117          SPACER, GENERAT
 32       23007561                SUPPORT & SUMP      76          MS35202-70       SCREW


ITEM       PART NO                  DESCRIPTION      ITEM         PART NO          DESCRIPTION
----      --------------          ---------------    ----         -------          ---------------
 33       6816172                 CONNECTOR, RECE     77          6877218          HOSE ASSY, TFE
 34       6723126-1               JOURNAL, OIL PU     78          6780746-3        NUT - HEX COUPL
 35       23007068                INSULATION BLAN     79          6827810          TUBE ASSY, FUEL
 36       6895554                 FILTER ELEMENT      80          6841974          BRACKET ASSY, F
 37       6814990                 DISTRIBUTION BO     81          23073646         PLATE, IDENTIFI
 38       23007557                KEY, TURBINE CA     82          AN804D10         TEE, .875-14
 39       6892375                 HARNESS ASSY, T     83          MS9696-04        BOLT, MACH 12 P
 40       6821491                 FILTER ASSY, HI     84          6842324-06       PIN
 41       6812283-420             NUT, SELF LOCKI     85          6785824          BRACKET
 42       6794092                 BRACKET ASSY, F     86          AN174-15         BOLT, .250-28 X
 43       6847935-219040          SLEEVING S/O
 44       6823166P002             STUD

                                    EXHIBIT C

                             WARRANTY RETURN PROGRAM

Service Provider will administer the Company's warranty for Products in accordance with its terms and in a manner consistent with the Company's general directions and policies as advised to Service Provider in writing from time to time. Such administration shall include:

     o   Receipt and processing of warranty claims

     o   Collection of Product subject to claims

     o   Tracking of Product subject to claims

     o Shipment of Product subject to claims, at the Company's expense, to the Company

     o   Communication of warranty disposition to the customer

     o Shipment of repaired warranty Product, at the Company's expense, to the customer when applicable

                                    EXHIBIT D

                            PRODUCTION ENGINE SUPPORT

New Engine Production Support

Company may from time to time require Product be returned from Service Provider to support Company's new engine production.

When such requests are made:

o   Company will place an order with Service Provider.

o   Service Provider will ship Product to Company's designated address.

o Service Provider will issue an invoice or return order for credit to Company using Service Provider's *** plus an inventory "buy-back" fee of ***% of list price.

o   Company will be responsible for freight cost of such shipments.

o Company will use reasonable efforts to minimize quantity of these occurrences.

o Company agrees that inventory pulled back for production purposes will not exceed ***% of sales, at list price, in any given year.


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT E

                                 PRODUCT RECALL

The Service Provider will be notified if Company determines that a product recall is required.

Service Provider will follow its then current ISO 9002 procedures for recalls. Service Provider will charge Company only the variable cost associated with any recall, primarily labor cost related to communication, shipping, tracking and inspection tasks. Also, Company will bear any freight cost or scrap cost incurred by the recall.

                                    EXHIBIT F

                                   FORECASTING

The Service Provider will provide a forecast to the Company. Service Provider will maintain a rolling 36-month monthly forecast of Product purchases for the Company's planning purpose.

Within two weeks of signing this Agreement, Service Provider will place a firm order for that portion of the existing Model T56 spare parts fabrication/procurement schedule for eighteen months as provided in attached Exhibit F-1. The Service Provider also commits to purchase production backlog, based upon the Company's production schedule titled "18 month schedule revisions.xls 10/10/01" previously delivered to Service Provider. Service Provider and Company will jointly evaluate that portion of the existing Model T56 spare parts fabrication/procurement schedule at or within eighteen months to minimize Service Provider's requirement to purchase excess inventory. Consideration will be given to rescheduling parts outside of the planning time fence provided overall volumes do not decline below the forecasted order board within a given year. The Service Provider is not required to procure those parts in the initial 18 month schedule within planning time fence if identified in Exhibit B-3. The Company retains the right to market these parts.

Consideration may also be given to the Service Provider for T56-A-427 parts in the existing 18 month schedule. Inventory for these parts will be assessed in July 2002 to determine if T56-A-427 inventory levels are excessive. Inventory will be considered excessive if remaining inventory is greater than annualized sales based on January through June activity. For any part numbers deemed to have excessive inventory, the Company shall re-purchase the inventory for production requirements or by pay Service Provider an amount equal to ***% of list price for all such Products per month until the quantity of Service Provider's inventory of such Products, on a part number by part number basis, is no longer "excessive" as defined above.

The first eighteen months of the 36-month monthly forecast, or that portion of the schedule at or within the operations planning time fence, whichever is greater, would be considered a firm fixed schedule/purchase order with a provision for fill in orders at lead time. Service Provider may reschedule or cancel previously scheduled Product outside of the planning time fence in accordance with the Company's commitment acceptance process provided overall dollar volumes do not decline below the forecasted order board within a given year. The remaining portion of the 36-month monthly forecast will be utilized for capacity planning by the Company.

In accordance with the Statement of Work and the Service Provider's proposal, the Service Provider will forecast demand to level load the manufacturing facilities. The Service Provider will work within the Company's SORB acceptance process to schedule

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

deliveries and bears the responsibility to level pulse buys according to manufacturing capacity. The Service Provider may be required to build inventory in advance of major deliveries.

The Service Provider shall, at the Company's request, provide source data used to compile forecasts. This data may include sales history, customer call reports, customer orders, forecasting algorithms, etc...

                                    EXHIBIT G

                   FOREIGN GOVERNMENT CONTRACTS AND AGREEMENTS

The Company has agreements and contracts with specific foreign government customers (or contractors on behalf of such governments) (see below) pursuant to which government customer purchase requirements are such that the government chooses to contract directly with Company. Copies of these contracts will be provided to the Service Provider on or before November 15, 2001 and are summarized in Exhibit G-1. In order to preserve these relationships and fulfill these government contracting requirements, the Service Provider agrees to honor these agreements, including the terms of sale. In addition, the Company retains the right to renew existing agreements with such government customers; provided, however, that the Company will only commit to same or substantially similar terms. In some instances, the Company may enter into an agreement with the same or substantially similar terms with a commercial entity acting on the behalf of a government customer then under contract with Company or under a government contract.

Company may also enter into new agreements with other foreign government customers (or their contractors) not set forth on Exhibit G-1 and Service Provider agrees to honor these agreements, including the terms of sale; provided however that the non financial terms of such new agreements are similar to those set forth on Exhibit G-1. The Company recognizes that Service Provider profits are predicated upon sales history for commercial and foreign government customers with an average price of list minus ***%. If the Company negotiates future agreements with foreign government customers, the Service Provider and Company must mutually agree on terms.


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT G-1

                      CURRENT NON U.S. GOVERNMENT CONTRACTS

The types of the military agreements and contracts referenced in Exhibit G are Basic Ordering Agreements (BOAs), Blanket Purchasing Agreements (BPAs), Requirements Contracts, General Terms and Agreements (GTAs), and Authorized Military Overhaul Facility (AMOF) agreements. The agreements are with foreign government entities. Discount structures of current existing agreements with such government customers follow.




              COMPANY NAME                           DISCOUNT                                             DOCUMENT
              ------------                           --------                                             --------
FMS

        Ishikawajima-Harima Heavy Ind.              ***% Off List                                           GTA
        (IHI); expires 2012

        Safe Air Limited; expires April 6, 2006     ***% off List                                           BOA

        Turkish Air Force Command*                  ***% off List; ***% off list for
                                                    expedite orders                                         BOA

        Embassy of Singapore; expires               ***% off List to $***, then ***%                        BOA
        March 22, 2005

        Republic of Korea; expires                  ***% off List for new parts; ***% off
        December 31, 2003                           list for repaired or serviceable parts                  BOA

        Embassy of  Australia (RAAF);               ***% off List to $***, then ***%                        BOA
        expires June 30, 2002

AMOF

        Fiat Avio Inc. (Italian A/F)**              ***% off List (*** plus ***)                            AMOF AGREEMENT

* Agreement with Turkish Air Force Command valid for one year with yearly renewals. Either Company or Customer can terminate for convenience. All Turkish Air Force Command sales go through a foreign sales agent (DORMAK).

** Agreement with Fiat Avio expires November 22, 2001. Renewal clause for three years for one dollar provided no breach of contract.


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT H

                         FOREIGN SALES AGENCY AGREEMENTS

The Company currently is a party to agreements with certain foreign sales agents or representatives (see below) for the sale of Products outside the United States. The Company will continue to administer agreements for these foreign sales agents; however, the Service Provider agrees to share in commission expenses. The Service Provider is only responsible for ***% of commission payments to the following foreign sales agents:

COMMENCE       EXPIRATION      COMPANY                                   COUNTRY       POINT OF           COMMISSIONS
DATE           DATE            NAME                                      CONTACT                          % OF NET SELLING PRICE
5/31/2001      5/31/2002       United Aviation Engine Company, Ltd.      Thailand      Joomnanond         ***%

10/15/1999     10/16/2001      Inter-State Enterprises Corporation       Korea         Limb               ***%

5/15/2001      5/15/2002       Megamas Sdn Bhd                           Malaysia      Ravi               ***%

8/14/2001      8/31/2002       LAI FU Luxembourg SA                      Taiwan        Rehfeldt           ***% new
                                                                                                          ***% repaired

11/16/1999     11/16/2001      DORMAK (Turkish Air Force Command)        Turkey        Dora               ***%

7/3/2001       10/30/2001      ETEL 88 (Spanish Air force)               Spain         Vazquez            ***%

10/10/1994     10/10/2009      Shintoa                                   Japan         Fukui              ***% (list price)


The Company retains the right to renew agreements with foreign sales agents provided, however the Company will only commit to same or substantially similar terms. The Company will make full payment of the commissions due the foreign sales agents and issue an invoice to the Service Provider for ***% of amount paid.

The Company will retain order management responsibility for Shintoa International. All orders received from Shintoa will be forwarded to the Service Provider for forecasting requirements and order fulfillment, including shipping Product to Shintoa. If Shintoa requires that parts be shipped directly from the Company, the Service Provider will return parts to the Company. The Service Provider will pay the Company a ***% handling fee for parts that are shipped to Shintoa from the Company. For parts sold to Shintoa, the Service Provider will take an immediate deduction from amounts due Company for the list



***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

price of the Products less associated fees due Company. The fees due Company are equal to the Service Provider's share of the commission payments and when applicable, a ***% shipping handling fee.

The Company and the Service Provider will work together in the first year to gain Shintoa's acceptance of the Service Provider. It is the intention of the Company and the Service Provider, with Shintoa' approval, to transition all business functions concerning Shintoa to the Service Provider at the end of the first year. Upon this transition, Shintoa sales and commission payments will be handled as any other foreign sales agent.







***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT I

                              SALES REPORTS/METRICS

Service Provider will provide the Company all reports currently available online through the "supplier services" section of Service Provider's Aviall.com web site. These reports include:

         1.       Daily inventory by part number

         2.       Daily sales by part number

         3.       Open purchase orders

         4.       Payment status by invoice number

Service Provider will provide monthly reports as follows through e-mail file transmission in Microsoft Excel format:

         1.       Unit sales by part number by customer

         2.       Dollar sales by part number by customer

         3.       Order intake by geographical region

Other sales reports will be provided during the term of the Agreement as mutually agreed by both parties.

Additionally, Service Provider will provide metrics reports monthly for:

         1.       Error free shipping rates

         2.       Expedite rates

         3.       Shipping timeliness

                                    EXHIBIT J

                     MARKETING AND SUPPLIER SUPPORT SERVICES

MARKETING AND SUPPLIER SUPPORT SERVICES

The implementation, timing and applicability of each service set forth below will be determined by mutual agreement of both parties, based on customer and market requirements.

A.          Company Marketing Rights and Obligations

o The Company will lead the development of a marketing plan for new, repaired, and serviceable parts. This plan will be updated at least annually. The marketing plan will include a summary of each key product category, customer targets, technical support requirements, and advertising methods to be used. The Service Provider will work with Company personnel to effectively execute the plan through the Service Provider's organization.

o The Company will make regular calls and visits to select customers, including U.S. Military and select foreign military customers, to identify opportunities and address problems. The results of these calls will be documented in an agreed upon database for the Service Provider's and Company's review.

B.          Service Provider Marketing Rights and Obligations

o The Service Provider will make regular calls and visits to all customers. For those customers noted above, the Service Provider will provide a draft agenda to the Company whenever possible. The results of routine sales calls by area sales personnel will be documented in an agreed upon database and reviewed by the product line manager assigned to Company and by the T56 project manager on an ongoing basis. Summaries of important findings will be reported to Company regularly.

o Area sales personnel will request monthly forecasts of operating hours, engine overhauls, and parts replacement from key customers. They will also request information on Product performance. The information will be accumulated and documented in an agreed upon database.

o The product line manager will evaluate warranty claims, product returns and other customer activity for indications of developing problems. Where appropriate, the manager will conduct additional research to determine the nature of the problems and will communicate findings to Company.

o The product line manager will work closely with Company data analysis and procurement personnel to evaluate customer buying activity and product stock levels. The product line manager will communicate findings to Company.

o The product line and program managers will attend trade shows and other industry events to remain up-to-date. They will visit Company production and technical support operations from time to time for training and sharing of market intelligence.

C.          Advertising and product promotion:

o The Service Provider will work with Company personnel to produce and place technical articles in appropriate publications. Service Provider's marketing communications manager will be an important resource in this effort.

o Service Provider will generate timely news releases for significant events such as trade shows.

o The Service Provider sales team will actively distribute Company product literature.

o Service Provider's online electronic catalog will be updated to incorporate Company Products, including illustrations where appropriate.

o Customers ordering online or browsing Service Provider's electronic catalog can be prompted on aviall.com to take certain actions, such as ordering a related Product.

o "What's New" announcements can be placed on the aviall.com home page to promote new products or services related to Company. Since aviall.com is accessed over 600,000 times per month, this is an important communications vehicle for our mutual customers.

o Service Provider's worldwide email system will be used to communicate promotions, technical data, and selling opportunities to its global sales team.

o A special Customer web page or link can be incorporated into aviall.com, if desired, to allow Service Provider personnel and customers to obtain manuals, technical data, product information and details of promotions.

o Service Provider will incorporate a T56 Parts web page that is accessible by T56 customers and linked to Rolls-Royce.com.

                                    EXHIBIT K

                                 TRANSFER PRICES

Company agrees that it will sell Product to Service Provider at a discount of not more than ***% and not less than ***% off then current list price. The discount for year *** will be ***% off list. Beginning with the *** full calendar year, the discount to the Service Provider will be based on sales growth.

Joint Company and Service Provider sales, at list price, in 2001 (excluding sales by Company to Service Provider) are estimated at $*** (based on actual sales through September and an estimate for the remainder of the year). Using actual Company and Service Provider 2001 sales data (excluding sales by Company to Service Provider) as the initial baseline, if year over year sales increase more than ***% (inclusive of inflation and list price changes), the discount from list will be increased on a sliding scale to no more than ***% in the subsequent year as set forth below. If sales increase less than ***% (inclusive of inflation and list price changes) the discount will be reduced to no lower than ***% off list as set forth below. Delinquent customer orders from 2001 that are delivered in 2002 will be included in the Service Provider's 2002 sales. All delinquent customer orders outstanding on 12-31-2001 shall automatically be assigned by the Company to Service Provider.



Sales Performance         Service Provider        Sales Performance        Service Provider
% of target               Discount                % of target              Discount
***                       ***%                    ***                      ***%




***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT L

                                   List Prices


The following represents the current list prices as of September, 2001. Historically, list prices have been revised annually. List prices for the following calendar year will be provided to the Service Provider by September 30th of any given calendar year after 2001.

The Company has initiated an analysis concerning market based pricing in an effort to recapture market share. Part numbers targeted for price reduction in 2002 have been identified to the Service Provider as Specials in Exhibit B-1. Year 2002 schedules have been increased in preparation for increased demand of these part numbers. The Service Provider and the Company will work together to identify further part numbers to apply market based pricing.

Inventory for all Specials, except those listed in Exhibit B-3, will be assessed in January 2003 to determine if inventory levels are beyond requirement. Inventory will be considered beyond requirements if remaining inventory is greater than 6 month average month sales, with average monthly sales defined as one half of 2002 sales. For any inventory of Specials greater than 6 months of average month sales Company will pay the Service Provider for carrying costs associated with inventory at the rate of ***% of list price per month until the inventory level is no longer greater than 6 months of average month sales.





***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT M

                        Penalties and Late Delivery Fees


Penalties and Late Delivery Fees

The Company and Service Provider are both incentivized to grow the T56 new parts business. Meeting customer requirements is a mutual concern. Penalties between those parties would create friction and result in an effort which does not focus on the joint goal of maximizing new part sales.

The Company will make every effort to accommodate the Service Provider's requested expedites through the Sales and Operation Review Board commitment acceptance process with no penalty to the Service Provider. Service Provider will make every effort to minimize expedites.

The Company will accept no penalties for late deliveries from the Service Provider unless they are documented as a pass through penalty from the end user. The Service Provider will not agree to end user penalties for the Company's delivery performance unless prior agreement with the Company is obtained.

                                    EXHIBIT N

                               U.S. Military Sales

Service provider will fill orders for U.S. Military customers (or their contractors) per the terms and conditions of the contracts and agreements held by the Company. Contracts for U.S. military T56 parts include U.S. military sales to foreign Governments. Discounts to current contracts with U.S. military customers follow:


US MILITARY
       NAVICP Electronic P.O.                   Negotiated price based on quote. All Military
       N00383-01-P-021M (active)                pack/mark per boilerplate MIL-STD-2047/MIL-STD-129M

       DISC Phil. P.O.                          Negotiated price based on quote.  All Military
       SP0560-01-M-Y745 (active)                pack/mark per boilerplate MIL-STD-2047/MIL-STD-129M

       DSCR Contract                            Negotiated price based on quote.  All Military
       SP0480-01-C-1392 (active)                pack/mark per boilerplate MIL-STD-2047/MIL-STD-129M

       DSCC P.O./Contracts                      Negotiated price based on quote.  All Military
       SPO740-01-M-3224 (active)                pack/mark per boilerplate MIL-STD-2047/MIL-STD-129M
       SP0740-01-C-5027 (active)
       SP0740-01-C-5028(active)

       BOA (NAVICP) only user                   NAVICP Delivery Orders negotiated price based on quote.
       N00383-01-G-019M (active)                Pack/mark MIL-STD-2047/MIL-STD-129M (boilerplate)

       BOA (Tinker AFB, OK)                     Open orders. Delivery Orders negotiated price based on
       F34601-98-G-0011 (expired)               quote. Pack/mark MIL-STD-2047/MIL-STD-129M (boilerplate)
       Used by OC, DLA, NAVICP                  Replaced by F34601-01-D-0155 below. Once open orders
                                                complete almost all pack/mark will be commercial.

       Standard Aero San Antonio Inc.           Discount Average of ***% off List
       (Kelly AFB, TX)                          Commercial Direct Government Support, Commercial Pack,
       Agreement # A01-560 (active)             No Government Acceptance Required.

       Blanket Purchase Agreement               Discount of ***% off List
       (Tinker AFB, OK)                         Blanket Purchase Agreement, Commercial Pack/Invoice
       F41608-97-A-0001 (expired)

       Engine Services Oakland                  Discount of ***% off List
       (T56-A-427 Engine Requirements           Commercial Pack/Invoice
       Repair Contract)
       N00019-00-D-0267 (active)

       Commercial Corporate Contract            Prices were negotiated on a part number by part number
       (Tinker AFB, OK)                         basis forming a unique military price list.  Requirements
       F34601-01-D-0155 (active)                Contract, Commercial Pack/Invoice


The Service Provider will arrange for Government inspection to the level required and obtain the Government acceptance signatures at Service Provider's facility. The Company






***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

will provide Service Provider with the capability to generate invoices and DD-250's at Service Provider's facility. The Company's IT system will provide the other detail as entered by the Company in order for Service Provider to package and ship to the correct customer location which may be different than order issuing offices.

Service Provider will have ink stamps available (a sample will be provided by Company) to apply to the Company commercial invoice to obtain the Government acceptance signature and Company hereby grants Service Provider the authority to apply such stamps as it deems necessary. DD-250's and commercial invoices used in lieu of DD-250's will be sent to the Company accounts receivable designated point of contact. The Company will provide Service Provider with the Technical Data required for use by The Government Quality Assurance Representative to perform inspection and acceptance of Product.

All U.S. military customer (or their contractors) orders for T56 engines and parts are rated in accordance with the provisions of the Defense Priority Allocation System (DPAS). Service Provider will treat all military orders with the preference required by DPAS. Information as to the requirements of DPAS can be found in Part 700 of Title 15 of the Code of Federal Regulations (15CFR 700) and the Federal Acquisition Regulations (FAR), FAR Part 11.6.

In filling contracts and other agreements with U.S. military customers (or their contractors), the Service Provider will be required to fill part orders at a price below the transfer price. For the parts shipped in fulfillment of the these contracts, the Service Provider will take an immediate deduction for its *** of such Products plus a handling fee of ***% of list price against current amounts due Company. The following calculation is provided as an example:

List price                                         $***
Transfer price (Service Provider's ***)            $***
Handling Fee (***% of list price)                  $***
Deduction from amounts due Company                 $***




***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT O

                          SALES TO INDUSTRIAL CUSTOMERS

The Company will retain order management responsibility for Industrial customers. All orders received for part numbers that are common with the T56 engines will be forwarded to the Service Provider. The Service Provider will use this information for forecasting requirements and will be responsible for order fulfillment, invoicing, and accounts receivable.

The Company has agreements and contracts with specific industrial customers. In order to preserve these relationships and fulfill these contracting requirements, the Service Provider agrees to honor these agreements, including the terms of sale. In addition, the Company retains the right to renew existing agreements with such customers; provided, however, that the Company will only commit to same or substantially similar terms. The Company will provide copies of these contracts to the Service Provider on or before Dec 1, 2001. The following table summarizes discount structures per existing agreements:


                                                               *being negotiated
AMC / DISTRIBUTOR                                DISCOUNT
-----------------                                --------
Bath Iron Works                                  ***% OFF List
Centrax                                          ***% OFF List; ***% embodiment
Hitachi Zosen                                    ***% OFF List; ***% embodiment
IHI & Niasco (JDA; K34 engines)                  ***% OFF List
IHI & Niasco (501K engines)                      ***% OFF List; ***% embodiment
Ingalls Shipbuilding                             ***% OFF List
Kawasaki Heavy Industries                        ***% OFF List; ***% embodiment
Kobe Steel                                       ***% OFF List; ***% embodiment
Rolls Wood Group                                 ***% OFF List; ***% embodiment*
RR Australia                                     ***% OFF List
RRESI Maineville                                 ***% OFF List
RRESI Mount Vernon                               ***% OFF List; ***% embodiment
RRESO-Oakland                                    ***% OFF List; ***% embodiment
Shintoa                                          ***% OFF List; ***% embodiment
Sigma                                            ***% OFF List; ***% embodiment
Standard Aero                                    ***% OFF List; ***% embodiment
Turbomeca                                        ***% OFF List; ***% embodiment
Tominaga                                         ***% OFF List
RR Propulsion Systems                            ***% OFF List
RR Power Engineering                             ***% OFF List*
Samsung                                          ***% OFF List; ***% embodiment
ITP                                              ***% OFF List
Turbomeca                                        ***% OFF List; ***% embodiment
AIDC                                             ***% OFF List
Military                                         ***


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT P

                 Serviceable, Surplus, and Repaired Parts Sales

The Service Provider will procure serviceable, surplus and repaired parts to complement new part sales. The Service Provider, in most instances, is required to pay Company a royalty fee for sales of these parts in accordance with existing payment terms (Exhibit R).

Surplus Parts

The Service Provider will procure surplus parts together with appropriate documentation concerning part origin from approved sources. Company will provide quality certification, verify the traceability of surplus parts, provide all necessary documentation required for the sale of the part, and permit Service Provider to use the Rolls-Royce logo and name in connection with the sale of such part which will then be added to the Service Provider's inventory. Upon sale of a surplus part, obtained from a source other than the Company or another affiliate, the Service Provider will pay Company a royalty fee of ***% of selling price.

Repaired and Serviceable Parts

The Service Provider will procure used parts and cores. Company will provide quality certification, verify the traceability of the such parts, provide all necessary documentation required for the sale of the part, and permit Service Provider to use the Rolls-Royce logo and name in connection with the sale of the part which will then be added to the Service Provider's inventory. Upon sale of such part, obtained from a source other than the Company or an affiliate, the Service Provider will pay Company a royalty fee of ***% of selling price.

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT Q

                               QUALITY GUIDELINES

In accordance with this agreement, the Service Provider must be ISO 9002 certified; certification to AS7103/AS7104 is preferred. Certification to the FAA distributor accreditation program (AC 00-56) is acceptable.

The Service Provider must comply with the Company's approved FAA production system unless the Service Provider has its own FAA production or maintenance approval.

If mutually agreed between the Company and Service Provider for the Service Provider to source from third parties, approval for these sources must comply with the Company guidelines and it will be the T56 Service Provider's responsibility to ensure compliance.

                                    EXHIBIT R

                                  PAYMENT TERMS


Initial payment terms from the Service Provider due the Company are 35 days from receipt of Product or date of invoice, whichever is later, payable by check.

The Company and United States Air Force are planning to transition from a Government Furnished Material (GFM) contract to a Contractor Furnished Material
(CFM) contract. Upon successful transition, as set forth below, to a CFM contract with the Air Force, payment terms will be 30 days payable by check.

The plan for the GFM to CFM transition includes several component packages. Each component package identifies a unique set of part numbers. Transition of the component packages is expected to occur in stages. For the purposes of this agreement, transition from GFM to CFM will be considered sufficient when component packages which have been changed from GFM to CFM and revenue under such CFM components meets or exceeds an aggregate value of $*** per year at Company's invoice price to the customers, but no earlier than June 30, 2002. At this point, payment terms will change to 30 days from receipt of Product or date of invoice, whichever is later, payable by check.



***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT S

                                TERMINATION FEES

In the event that the Agreement is terminated by Company pursuant to Sections 11.(a) or 11.(b), as a condition to the effectiveness of such termination, Company shall pay Service Provider according to the following formula and amounts:

(A) An amount which equals [$*** + (the product of *** times Excess Sales Value times ***) times Pro Rata Term Percentage].

For the purpose of the above calculation, the following definitions shall apply:

       1. Excess Sales Value shall mean the amount by which the Distributor's total sales in the previous 12 calendar months preceding notice of termination exceeds the actual amount of 2001 sales as calculated pursuant to Exhibit K adjusted by the ***% annual compound growth, prorated for the month of termination (the Index) calculated for such previous 12 calendar months.

       2. Pro Rata Term Percentage shall be the percentage that results by taking the number of full calendar months that would remain from the date of termination of the Agreement to December 31, 2011 and dividing that number by 120.

The parties agree that the following examples shall serve as instruction to application of the formula:

Example 1: Termination after 36 months, total sales in preceding 12 months of $** with adjustment for the Index.

       Excess Sales Value: = $***
       Full Calendar Months Remaining to December 31, 2011=  84
       Pro Rata Term Percentage 84/120= .70
       So the calculation is as follows:

                                      ***;

and

(B) The Company shall purchase all of Service Provider's inventory of Products existing on the termination date at Service Provider's average cost.

***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT T

                                  AMCS AND FMCS

The Company has agreements with Rolls-Royce Authorized Maintenance Centers
(AMCs) and Factory Maintenance Centers (FMCs). These organizations support the route of the Company's Product to the marketplace. The Service Provider will sell Products to the existing AMCs/FMCs at a price which is not more than ***% off of the Company's then current published list prices. The T56 AMCs are as follows:

Hellenic Aerospace Industry Ltd. (HAI), Greece
Israel Aircraft Industries Ltd (IAI), Israel
OGMA - Industria Aeronautica De Portugal, Portugal
Samsung Aerospace Industry, Korea
Sigma Aerospace, England
Snecma Services, France
ST Aerospace Engines Pte Ltd., Singapore
Standard Aero Limited, Canada
Wood Group Turbopower Inc., Florida

The Company has two Factory Maintenance Center (FMC) agreements; however, there is the possibility that additional FMCs will be identified. The two FMCs are Rolls-Royce Engine Services Oakland (RRESO) and Rolls-Royce Brazil.

Nothing contained herein shall preclude Service Provider from selling Products to all other customers at such prices and on such terms, including the prices and terms at which it sells to AMCs, that Service Provider, in its sole discretion, shall determine.


***CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY AVIALL, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.